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                                                                     EXHIBIT 4.6

                              FORM OF CERTIFICATE

REGISTERED                                                            REGISTERED
NO .                                                                          $.

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                         SPECIAL PURPOSE TRUST PG&E-1
                                SERIES 199[]-[]
                                    CLASS .
                          RATE REDUCTION CERTIFICATE


                         SCHEDULED
                           FINAL
        INTEREST        DISTRIBUTION        TERMINATION
          RATE              DATE               DATE            CUSIP
       ----------       ------------        -----------        -----




REGISTERED OWNER:  Cede & Co.

PRINCIPAL AMOUNT:


      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          This Certificate evidences a fractional undivided beneficial interest in an underlying note of a corresponding class and series issued by PG&E Funding LLC and the proceeds thereof, held by a trust, as more fully described herein.

          This Certificate does not represent an interest in or obligation of the State of California, the California Infrastructure and Economic Development Bank, a public body established within the

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state government of the State of California(the "Originator"), any other governmental agency or instrumentality or Pacific Gas & Electric Company, a California corporation ("PG&E"), or any of its affiliates. None of the Certificates, the Underlying Note or the underlying Transition Property (as defined in the Trust Agreement) will be guaranteed or insured by the State of California, the Originator, the Trust or any other governmental agency or instrumentality or by PG&E or its affiliates.

          Neither the full faith and credit nor the taxing power of the State of California, the Originator or any other governmental agency or instrumentality is pledged to the payment of the principal of, purchase price of, or interest on, this Certificate or the Underlying Note, or to the payments in respect of the Transition Property, nor is the State of California, the Originator or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

          THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable, fully-paid, fractional undivided beneficial interest in certain property held by the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the "Trust"). The Trust is created pursuant to, and this Certificate is issued under and is subject to the terms, provisions, and conditions of, an Amended and Restated Declaration and Agreement of Trust, as supplemented by a First Supplemental Agreement of Trust, each dated as of December 8, 1997 (collectively, the "Trust Agreement"), by and among Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), Bankers Trust Company of California, N.A., as Certificate Trustee (the "Certificate Trustee"), and the Originator, a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized class of Certificates designated as "California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Class
 . Rate Reduction Certificates, Series 199[]-[]" (herein called the "Class . Certificates"). The Class . Certificates are one of a series of classes of Certificates issued under the Trust Agreement (such Class . Certificates, together with other Certificates heretofore or hereafter issued under the Trust Agreement being herein called the "Certificates"). The holder of this Certificate, by virtue of its acceptance hereof, assents and agrees to be bound by the terms of the Trust Agreement. This Class . Certificate represents a fractional undivided beneficial interest in the note of a related class (the "Underlying Note") issued by PG&E Funding LLC, as Note Issuer, together with the proceeds of the Underlying Note. The Underlying Note is one of a series of notes secured by a security interest in the property right created under the PU Code, pursuant to a Financing Order (Decision 97-09-.) issued by the CPUC on September 3, 1997, and Advice Letters issued pursuant thereto, representing the irrevocable right of PG&E or its assignee to be paid the amount that is determined in the Financing Order through the collection of certain nonbypassable charges, as adjusted from time to time, on residential and small commercial customers within PG&E's historic service territory, together with certain related collateral, all as more fully described in the Note Indenture.

          To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

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          As provided in the Trust Agreement, additional Certificates may be issued thereunder from time to time pursuant to trust supplements in one or more series or classes, in various principal amounts equal to the corresponding series or class of underlying notes, may bear interest at different rates and may otherwise vary as provided in the Trust Agreement. The aggregate principal amount of Certificates equals the aggregate amount of the corresponding series or class of underlying notes, and all Certificates of a Series issued and to be issued under the Trust Agreement are and will be equally secured by the pledge and covenants made therein, except as otherwise expressly provided or permitted in the Trust Agreement.

          Subject to and in accordance with the terms of the Trust Agreement, there will be distributed on each March 25, June 25, September 25 and December 26 of each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on March 25, 1998 to the person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Holder's pro rata interest in the payments made on the Underlying Note due on the related Payment Date, the receipt of which has been confirmed by the Certificate Trustee. Subject to and in accordance with the terms of the Trust Agreement, in the event that a Special Payment on the Underlying Note is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there will be distributed on the applicable Special Payment Date, to the Person in whose name this Certificate is registered on the Record Date preceding the Special Payment Date, as applicable, such Holder's pro rata share of such amount. The Special Payment Date will be determined as provided in the Trust Agreement. The Certificate Trustee will mail notice of each Special Payment and the related Special Payment Date to the Certificateholder of this Certificate as provided in the Trust Agreement.

          Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Certificate Trustee in The City of New York.

          Subject to and in accordance with the terms of the Trust Agreement, the Originator has represented and warranted under the Trust Agreement that the Trust constitutes a "special purpose trust" under Section 63010 of the California Government Code and a "financing entity" under Section 840 of the PU Code, and that the Certificates constitute "rate reduction bonds" under Section 840 of the PU Code and that the Holders of the Certificates are entitled to the rights and benefits thereunder. Pursuant to Section 841(c) of the PU Code, the Originator, on behalf of the State of California, has additionally pledged and agreed with the Note Issuer, Trust and the Certificateholders that the State of California will neither limit nor alter the FTA Charges, the

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Transition Property, or the Financing Order or Advice Letters relating thereto, and all rights thereunder, until the Certificates, together with the interest thereon, are fully paid and discharged, provided that nothing in the pledge and agreement will preclude such limitation or alteration if and when adequate provision is made by law for the protection of the Note Issuer, the Trust and the Holders. In addition, the Originator has pledged and agreed with the Note Issuer, the Trust and the Holders of the Certificates that the Originator will not act in a manner inconsistent with the State Pledge and will not take any action that would impair any rights of the Note Issuer, the Trust or the Holders of the Certificates in the Notes, the Transition Property or the Certificates.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Basic Document or be valid for any purpose.

          THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW; PROVIDED,
                                                                   --------
HOWEVER, THAT MATTERS REGARDING THE AUTHORITY OF THE ORIGINATOR AND THE VALIDITY
-------
OF ACTIONS TAKEN BY THE ORIGINATOR HEREUNDER SHALL BE GOVERNED BY THE DOMESTIC LAW OF THE STATE OF CALIFORNIA.

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          Any reduction in the principal amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration or transfer thereof or in lieu thereof, whether or not noted thereon.

          It is expressly agreed and understood by the parties hereto that (a) this Certificate is executed and delivered by Bankers Trust Company of California, N.A., not individually or personally but solely as Certificate Trustee on behalf of the Trust in the exercise of the powers and authority concerned and vested in it, (b) the representations, undertakings and agreements herein made by the Certificate Trustee on behalf of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company of California, N.A., but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company of California, N.A., individually or personally, to perform any covenant either expressed or implied herein, except in its capacity as Certificate Trustee, all such liability being expressly waived by all Persons, and (d) under no circumstances shall Bankers Trust Company of California, N.A., be personally liable for the payment of any indebtedness or expenses of the Trust, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Trust Agreement.

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          IN WITNESS WHEREOF, the Certificate Trustee has on behalf of the Trust caused this Certificate to be duly executed.

                                  CALIFORNIA INFRASTRUCTURE AND ECONOMIC
                                  DEVELOPMENT BANK SPECIAL PURPOSE TRUST PG&E-1

                                  By:  BANKERS TRUST COMPANY OF CALIFORNIA,
                                       N.A., not in its individual capacity but
                                       solely as Certificate Trustee


                                  By:__________________________________________
                                       Name:
                                       Title:



              CERTIFICATE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  __________, 1997

                                       This is one of the Certificates referred
to in the within-mentioned Trust Agreement.

                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity but solely as Certificate Trustee



                                    By:________________________________________
                                                    Authorized Officer



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                        [FORM OF REVERSE OF CERTIFICATE]

          The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Trust Agreement. All payments or distributions made to Certificateholders under the Trust Agreement shall be made only from the Trust Property and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Trust Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Trust Agreement. This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the Certificate Trustee, and at such other places, if any, designated by the Certificate Trustee, by any Holder upon request.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Trust Agreement at any time by the Originator (with the prior written approval of the Note Issuer) and the Certificate Trustee with the consent of the Certificateholders holding Certificates evidencing fractional undivided beneficial interests aggregating not less than a majority in interest in each affected Series or Class of Certificates issued by the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, The City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Minimum Denominations of [] Original Principal Amount and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note, as requested by the Certificateholder surrendering the same.

          THE HOLDER OF THIS CERTIFICATE, BY PURCHASE OF THIS CERTIFICATE, WILL BE DEEMED TO REPRESENT THAT SUCH PURCHASE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER THE


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

INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND, IN EACH CASE, THE RULES AND REGULATIONS THEREUNDER.

          No service charge will be made for any such registration of transfer or exchange, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Certificate Trustee, the Registrar, and any agent of the Certificate Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate with respect to the Certificates upon the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the disposition of all property held as part of the Trust Property, except certain indemnity obligations of the Originator to the Certificate Trustee and the Delaware Trustee.

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